EXHIBIT 10.23



                                CREDIT AGREEMENT


                                     between


                        MID-STATE BANK AND TRUST COMPANY,
                                  as the Lender


                                       and


                     THE AQUAPENN SPRING WATER COMPANY, INC.
                                 as the Borrower



                             Dated: August 29, 1997


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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (the Credit Agreement and all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, this "Agreement"), dated as of August __, 1997, between MID-STATE BANK AND TRUST COMPANY, a Pennsylvania banking corporation having its principal office at 1130 Twelfth Street, Altoona, Pennsylvania 16601 (the "Lender"), and AQUAPENN SPRING WATER COMPANY, INC., a Pennsylvania corporation having its principal office at P.O. Box 938, One AquaPenn Drive, Milesburg, Pennsylvania 16853 (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Lender has loaned sums to the Borrower pursuant to that certain Amended and Restated Credit Agreement (the "Amended Credit Agreement"), dated as of April 5, 1995, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of December 4, 1995, and as further amended by that certain Second Amendment to Credit Agreement; and

         WHEREAS, the Borrower has requested that the Lender (i) loan it additional sums, (ii) amend the manner in which interest on sums borrowed is calculated and (iii) release its security interests in the Borrower's assets and the Lender, upon the Borrower agreeing to certain terms and conditions, is willing to do so; and

         WHEREAS, because of the extent to which the Amended Credit Agreement, as amended, would have to be further modified, the Lender and the Borrower have agreed to execute this Agreement to supersede in all respects the Amended Credit Agreement, as amended.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other valuable consideration, and with the intent to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         The capitalized terms defined below shall have the following respective meanings when used herein:

         Affiliate shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors, joint venturers and


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partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         Business Day shall mean any day on which the Lender is open for business and on which commercial banks in London, England are open for dealings in U.S. dollar deposits in the London Interbank Market; provided, however, that during any period of time during which the entire Principal Balance is bearing interest at the Floating Rate in accordance with the provisions of this Agreement hereinafter set forth, the term "Business Day" shall mean any day on which the Lender is open for business.

         Capital Expenditures shall mean all payments, including, without limitation, payments for capital lease obligations, for any fixed assets or improvements, or replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

         Capital Leases shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Borrower, any such lease under which the Borrower is the lessor.

         CERCLA shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Charges shall mean all Federal, state, county, city, municipal, local, governmental taxes at the time due and payable, levies, assessments or charge upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's employee payroll, income or gross receipts, (iv) the Borrower's ownership or use of any of its assets, or (v) any other aspect of the Borrower's business.

         Commitment Termination Date shall mean February 28, 1999.

         Default shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         EBITDA shall mean net income before extraordinary items plus income tax expense, interest expense, depreciation expense and amortization expense.

         Environmental Laws shall mean all Federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements,


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relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances.

         Financial Statement shall mean the Borrower's quarterly financial statement, dated as of [date], as supplied to the Lender.

         Fiscal Year shall mean the twelve month period (or shorter period with respect to the first Fiscal Year within the term hereof) that ends on September
30. Subsequent changes of the fiscal year of the Borrower shall not change the term "Fiscal Year" unless the Lender shall consent in writing to such changes.

         Fixed Charges shall mean the sum of interest expense, scheduled principal payments, payments under capital leases and income tax expense (excluding any deferred portions, dividends and unfunded capital expenditures).

         Floating Rate shall mean the rate per annum announced from time to time by the Lender as its then prime rate.

         GAAP shall mean generally accepted accounting principles as in effect from time to time.

         Governmental Person shall mean the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein.

         Guaranteed Indebtedness shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend or other obligation of any other Person in any manner.

         Indebtedness shall mean all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable, from the Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise.

         Interest Period shall mean the period of time during which a particular LIBOR Rate will be applicable to all or any particular portion of the Principal Balance in accordance with the provisions of this Agreement, it being agreed that (a) each Interest Period shall commence and shall terminate on a Re-Set Date, (b) each Interest Period shall be of a duration of either


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one month, two months, or six months, (c) no Interest Period shall extend beyond the Maturity Date, and (d) the portion of the Principal Balance with respect to which a particular Interest Period is applicable will bear interest at the LIBOR Rate pertaining to such Interest Period from and including the first day of such Interest Period to, but not including, the last day of such Interest Period.

         Lien shall mean any mortgage or deed of trust pledge, hypothecation, assignment, deposit arrangement, lien, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease intended as security or any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Pennsylvania Uniform Commercial Code).

         LIBOR Rate applicable to a particular Interest Period shall mean, as to the Line of Credit Loans, a rate per annum equal to the Base LIBOR Rate applicable to such Interest Period plus 1.20 percent and, as to the Revolving Credit Loans, a rate per annum equal to the Base LIBOR Rate applicable to such Interest Period plus 1.70 percent. The "Base LIBOR Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate of interest at which U.S. dollar deposits in an amount approximately equal to the portion of the Principal Balance which will bear interest at a particular LIBOR Rate during such Interest Period, and with maturities comparable to the last day of such Interest Period, are offered in immediately available funds in the London Interbank Market to the Lender by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Each determination of the LIBOR Rate and the Base LIBOR Rate applicable to a particular Interest Period shall be made by the Lender and shall be conclusive and binding upon the Borrower absent manifest error. Interest at the applicable LIBOR Rate or Rates from time to time shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

         Line of Credit Accommodation shall mean the undertaking by the Lender to establish a Six Million ($6,000,000) Dollar line of credit facility for the Borrower as set forth in Paragraph 2.2(a) hereof.

         Line of Credit Loans shall mean the aggregate Line of Credit Advances outstanding at any time.

         Loan Documents shall mean this Agreement, the Revolving Credit Note and the Line of Credit Note.

         Loans shall mean the amounts outstanding under the Revolving Credit Note and the Line of Credit Note.


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


         Material Adverse Effect shall mean material adverse effect on (i) the business, assets, operations or financial or other condition of the Borrower taken as a whole, and (ii) the Borrower's ability to pay the Obligations in accordance with the terms thereof.

         Maturity Date shall mean either, as the context may require, (i) the date the Line of Credit Advances must be repaid under this Agreement, or (ii) the date on which the Term Loan must be repaid under this Agreement.

         Net Worth shall mean, at any date of determination thereof, (i) the amount of all assets of the Borrower as may be properly classified as such, less
(ii) the amount of all liabilities of the Borrower, all as determined in accordance with GAAP.

         Notes shall mean the Revolving Credit Note and the Line of Credit Note.

         Obligations shall mean all loans, advances, debts, liabilities and obligations for monetary amounts (whether or not such amounts are liquidated or determinable) owing by the Borrower to the Lender and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents.

         Other Agreements shall mean all Loan Documents and all agreements, instruments and documents, whether heretofore, now, or hereafter executed by or on behalf of the Borrower and delivered to the Lender with respect to this Agreement.

         Permitted Encumbrances shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workers' compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower is a party as lessee made in the ordinary course of business;
(iv) deposits securing public or statutory obligations of the Borrower; (v) workers', mechanics', suppliers', carriers', warehousemen's, landlords' or other similar liens arising in the ordinary course of business; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which the Borrower is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 5 days after the expiration of any such stay; (viii) liens on fixtures granted to lessors pursuant to Leases; (ix) the Liens listed on
Schedule 1 hereto; and (x) purchase money liens.


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


         Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government.

         Principal Balance shall mean the principal balance outstanding at any time under the Notes.

         Revolving Credit Loan shall mean the aggregate amount of Revolving Credit Advances outstanding at any time.

         Revolving Credit Loan Commitment shall mean the undertaking by the Lender to establish a Ten Million ($10,000,000) Dollar revolving credit facility for the Borrower as set forth in Paragraph 2.1(a) hereof.

         Re-Set Date shall mean consecutive numerically corresponding dates during the term of this Agreement, the first of which Re-Set Dates shall be August __, 1997. Each subsequent Re-Set Date during the term of this Agreement shall be the date in each subsequent calendar month during the term of this Agreement which numerically corresponds to the first Re-Set Date during the term of this Agreement; provided, however, that if the numerically corresponding date in any such subsequent calendar month during the term of this Agreement shall not be a Business Day, the Re-Set Date for such calendar month shall be the next succeeding Business Day, unless the next such succeeding Business Day would fall in the next calendar month, in which event the Re-Set Date for such calendar month shall be the next preceding Business Day. For the purposes of this Agreement, the period of time between any two consecutive Re-Set Dates during the term of this Agreement shall be deemed to be a period of one month.

         Roll Over Date applicable to a particular Interest Period shall mean the last day of such Interest Period.

         Tangible Net Worth shall mean the stockholders' equity in the Borrower determined in accordance with generally accepted accounting principles consistently applied, except that there shall be deducted therefrom all intangible assets as reflected on the latest balance sheet of the Borrower, such as organization costs, unamortized debt discount and expenses, good will, patents, trademarks, copyrights, franchises, research and development expenses and any amount reflected as treasury stock.

         Term Loan shall mean the term loan into which the Revolving Credit Loan is automatically converted as of the Commitment Termination Date.


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


                                   ARTICLE II
                           AMOUNT AND TERMS OF CREDIT

         Section 2.1 Revolving Credit Advances; Conversion of Revolving Credit Loan to Term Loan.

         (a) The Lender hereby establishes, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, a Revolving Credit Loan Commitment in favor of the Borrower in the maximum aggregate principal amount of Ten Million ($10,000,000) Dollars. Upon and subject to the terms and conditions hereof, the Lender agrees to make available, from time to time on and after the date hereof and until the Commitment Termination Date, for the Borrower's use and upon the request of the Borrower therefor, advances of $100,000 or multiples thereof (each, a "Revolving Credit Advance") in an aggregate amount outstanding which shall not exceed $10,000,000. Subject to the provisions of this Section and until payment of all amounts outstanding in respect of the Revolving Credit Loan has been demanded, whether by declaration, acceleration or otherwise, the Borrower may from time to time borrow, repay and reborrow under this Section 2.1(a).

         (b) The Revolving Credit Loan shall be evidenced by a promissory note (the "Revolving Credit Note") to be executed and delivered by the Borrower immediately following its execution of this Agreement in form satisfactory to the Lender. The Revolving Credit Note shall be payable to the order of the Lender and shall represent the obligation of the Borrower to repay the amount of the Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the Lender to the Borrower with interest thereon as prescribed in Section 2.3 hereof. The date and amount of the Revolving Credit Advance by the Lender and the payment of principal with respect thereto shall be recorded on the books and records of the Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be due and payable on the Commitment Termination Date.

         (c) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the Revolving Credit Commitment, the Borrower shall, within 2 Business Days after notice of such determination by the Lender, repay the Revolving Credit Loan in the amount of such excess. Any mandatory prepayment pursuant to this Paragraph 2.2(c) shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid through the date of such prepayment. No prepayment fee shall be payable in respect of any mandatory prepayment under this Paragraph 2.1(c) or under Section 2.4.

         (d) As of the Termination Date, the Revolving Credit Loan shall automatically convert to the Term Loan.

                                        [Paragraph continued on following page.]


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Commencing on March 28, 1999 and on the last day of each month thereafter through and including January 31, 2004, the principal balance of the Term Loan shall be payable in equal payments computed on an amortization period of 120 months, with the entire unpaid principal balance of the Term Loan due and payable on February 28, 2004. Interest on the Term Loan shall be payable in the manner prescribed in Section 2.3 hereof.

         (e) The Borrower's obligations under Paragraph 2.1(d) above shall be evidenced by a term note (the "Term Note") to be executed and delivered by the Borrower within two (2) Business Days of the Commitment Termination Date. The Term Note shall be in form satisfactory to the Lender and shall represent the obligation of the Borrower to repay the Term Loan with interest thereon as prescribed in Section 2.3 hereof.

         Section 2.2 Line of Credit Advances.

         (a) The Lender hereby establishes, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and upon and subject to the terms and conditions hereof, the Lender agrees to make from time to time on and after the date hereof and until February 28, 1998, upon the request of the Borrower therefor, Line of Credit Loans (each, a "Line of Credit Advance") as it in its sole and absolute discretion elects to make in an aggregate amount outstanding, which shall not exceed $6,000,000. The Lender forthwith shall inform the Borrower whether or not it elects to make such Line of Credit Advance.

         (b) The Line of Credit shall be evidenced by a promissory note (the "Line of Credit Note") to be executed and delivered by the Borrower immediately following its execution of this Agreement in form satisfactory to the Lender. The Line of Credit Note shall be payable to the order of the Lender and shall represent the obligation of the Borrower to repay the amount of the Line of Credit or, if less, the aggregate unpaid principal amount of all Line of Credit Advances made by the Lender to the Borrower with interest thereon as prescribed in Section 2.3 hereof. The date and amount of each Line of Credit Advance by the Lender and the payment of principal with respect thereto shall be recorded on the books and records of the Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

         (c) In the event that the outstanding balance of the Line of Credit shall, at any time, exceed $6,000,000, the Borrower shall, within 2 Business Days after notice of such determination by the Lender, repay the Line of Credit in the amount of such excess. Any mandatory prepayment pursuant to this Section 2.2(c) shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid through the date of such prepayment. No prepayment fee shall be payable in respect of any mandatory prepayment under this Section 2.1(c).


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         Section 2.3 Interest on the Revolving Credit Loan and the Line of
Credit.

         (a) From and including the date hereof, but not including, the first Re-Set Date during the term of this Agreement, the entire Principal Balance shall bear interest at the Floating Rate. From and including the first Re-Set Date during the term of this Agreement to, but not including, the last Re-Set Date during the term of this Agreement, the entire Principal Balance shall, unless and to the extent that the Borrower shall select one or more of the available LIBOR Rates, bear interest at the Floating Rate. The available LIBOR Rates shall consist of a two-month LIBOR Rate, a three-month LIBOR Rate and a six-month LIBOR Rate determined in accordance with the provisions of this Agreement, it being agreed that (i) the Borrower shall have the right to select the LIBOR Rate or Rates from time to time applicable to the Principal Balance and (ii) each LIBOR Rate from time to time so selected by the Borrower shall take effect and shall end on a Re-Set Date. The Borrower shall not have the right to select more than three (3) LIBOR Rates to take effect on any given Re-Set Date. If the Borrower shall not select a LIBOR Rate by written notice given to the Lender at least three (3) Business Days prior to a particular Re-Set Date, the interest rate applicable to the Principal Balance for such Re-Set Date shall be the Floating Rate. The LIBOR Rate or Rates selected by the Borrower or otherwise designated for a particular Re-Set Date in accordance with the foregoing provisions of this Paragraph shall be in effect from and including the first day of the Interest Period to which such LIBOR Rate pertains to, but not including, the Roll Over Date applicable to such Interest Period and shall (subject to the following provisions of this Paragraph) be applicable to the portion of the Principal Balance with respect to which a LIBOR Rate or Rates are due to be re-set on such Re-Set Date, as well as to any portion of the Principal Balance bearing interest at a Floating Rate and any advance of the Loans scheduled to be made on such Re-Set Date. Notwithstanding the foregoing provisions of this Paragraph, any advance or advances of the Loans which are drawn down and which in the aggregate are less than $100,000.00, or which are drawn down other than on a Re-Set Dale, will bear interest at the Floating Rate from and including the date upon which the same are drawn down to, but not including, the earlier to occur of (i) the first Re-Set Date on which a LIBOR Rate applicable to the outstanding Principal Balance due to be Re-Set is selected, or (ii) the first Re-Set Date on which the aggregate portion of the Principal Balance bearing interest at the Floating Rate is equal to or is in excess of $100,000.00, whereupon the interest rate applicable to such advance or advances or such portion of the Principal Balance bearing interest at the Floating Rate may be converted to a LIBOR Rate in accordance with the provisions of this Paragraph. If the Maturity Date is not a Re-Set Date, the entire Principal Balance shall at the election of the Lender either bear interest at the Floating Rate or at a one-month LIBOR Rate determined in accordance with the provisions of this Agreement from and including the last Re-Set Date prior to the Maturity Date to, but not including, the Maturity Date, it being agreed that any such one-month LIBOR Rate shall be determined on the basis of an assumed Interest Period of one month.


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         (b) Each advance of the Loans subsequent to the initial advances of the
Loans shall be made on a Re-Set Date during the term of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Lender shall not be obligated to authorize an advance of the Loans unless the Borrower has delivered to the Lender a request for such advance at least five (5) days prior to the date upon which such advance is requested accompanied by all back up materials which are required to enable the Lender to determine whether the conditions precedent for the making of such advance as set forth in the Agreement have been satisfied.

         (c) The Lender shall, as soon as practicable after 9:00 a.m., prevailing time, two (2) Business Days prior to the commencement of a particular Interest Period, determine the LIBOR Rate which will be in effect during such Interest Period and inform the Borrower of the LIBOR Rate so determined (which determination shall be conclusive and binding upon the Borrower absent manifest error). In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of a particular Interest Period, the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that U.S. dollar deposits in an amount approximately equal to the portion of the Principal Balance which is to bear interest at a particular LIBOR Rate during such particular Interest Period in accordance with the provisions of this Agreement are not generally available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular Interest Period, the Lender shall so notify the Borrower and the interest rate applicable to the portion of the Principal Balance with respect to which such LIBOR Rate was to pertain shall automatically be converted to the Floating Rate as of the next occurring Re-Set Date, it being agreed that the Floating Rate shall remain in effect thereafter with respect to such portion of the Principal Balance unless and until the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such portion of the Principal Balance may upon request of the Borrower be converted back to a LIBOR Rate determined in the manner hereinabove set forth in this Agreement effective as of the first Re-Set Date which occurs ten (10) Business Days or more after such good faith determination by the Lender. If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to make or maintain LIBOR Rates with respect to the Principal Balance of any portion thereof or to fund the Principal Balance or any portion thereof at LIBOR Rates in the London Interbank Market or to give effect to its obligations as contemplated by this Agreement, then, upon notice by the Lender to the Borrower, the interest rate applicable to the entire Principal Balance shall be automatically converted to the Floating Rate, it being agreed that any notice given by the Lender to the Borrower, pursuant to this sentence shall, if lawful, be effective insofar as it pertains to any particular portion of the Principal Balance bearing interest at a particular LIBOR Rate on the last day of then existing Interest Period


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pertaining to such particular portion of the Principal Balance, or if not lawful, shall be effective immediately upon being given by the Lender to the Borrower, and that the Floating Rate shall remain in effect thereafter with respect to such particular portion of the Principal Balance unless and until the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such portion of the Principal Balance may upon request of the Borrower be converted to a LIBOR Rate determined in the manner hereinabove set forth in this Agreement effective as of the first Re-Set Date which occurs ten (10) Business Days or more after such good faith determination by the Lender. If the interest rate applicable to any particular portion of the Principal Balance is converted from a LIBOR Rate to the Floating Rate on a date other than a Roll Over Date in accordance with the provision of the preceding sentence, the Borrower shall pay to the Lender on demand an amount equal to the prepayment premium, if any, which would have been due pursuant to the provision of this Agreement hereinafter set forth if the portion of the Principal Balance bearing interest at such LIBOR Rate was prepaid in full on the date of such conversion.

         (d) Subject to the following provisions of this Paragraph, the Borrower shall have the right to prepay the Principal Balance in whole, or in part, upon no less than five (5) Business Days' prior written notice to the Lender specifying the intended date of prepayment, which date of prepayment shall not be more than forty-five (45) days after the date of such notice, and the amount to be prepaid and subject to payment of all interest and other sums then due and payable pursuant to the provisions of this Agreement. No prepayment premium shall be payable if the portion of the Principal Balance being prepaid is bearing interest on the date of prepayment at the Floating Rate in accordance with the provisions of this Agreement, or if such prepayment occurs on the Roll Over Date pertaining to the portion of the Principal Balance being prepaid. If any particular portion of the Principal Balance being prepaid is bearing interest at a particular LIBOR Rate and such prepayment does not occur on the Roll Over Date pertaining to the portion of the Principal Balance being prepaid, the Borrower shall pay to the Lender contemporaneously with such prepayment a prepayment premium equal to the portion of the Principal Balance being prepaid, multiplied by a per annum interest rate equal to the difference between the Base LIBOR Rate applicable to the portion of the Principal Balance being prepaid and the 360-day equivalent interest yield, as adjusted to reflect interest payments on a monthly basis (hereinafter called the "Reinvestment Rate"), on any current U.S. Government Treasury Obligations selected by the Lender, in its sole and absolute discretion, in an aggregate amount comparable to the portion of the Principal Balance being prepaid, and with maturities comparable to the Roll Over Date applicable to the portion of the Principal Balance being prepaid, calculated over a period of time from and including the date of prepayment to, but not including, the Roll Over Date applicable to the portion of the Principal balance being prepaid as discounted in good faith to present value in a manner satisfactory to the Lender. If the Base LIBOR Rate applicable to the portion of the


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Principal Balance being prepaid is equal to or less than the Reinvestment Rate, no prepayment premium shall be due. No prepayment premium payable under this Paragraph shall in any event or under any circumstances be deemed or construed to be a penalty. If a portion of the Principal Balance is bearing interest at a LIBOR Rate or Rates and a portion of the Principal Balance is bearing interest at the Floating Rate in accordance with the provisions of this Agreement on the date of a partial prepayment of the Principal Balance in accordance with the provisions of this Paragraph, such partial prepayment shall be applied to the respective portions of the Principal Balance bearing interest at such LIBOR Rate or Rates and the Floating Rate in such order and manner so as to minimize the prepayment premium due with respect thereto as calculated pursuant to the provisions of this Paragraph. Any payment of the Principal Balance after the Lender shall have declared the Obligations immediately due and payable in accordance with the provisions of this Agreement shall be deemed to be a voluntary prepayment for all purposes of this Paragraph and a prepayment premium calculated pursuant to the provisions of this Paragraph shall be payable with respect thereto based upon the Base LIBOR Rate or Rates applicable to the Principal Balance immediately prior to such declaration. The Lender shall deliver to the Borrower a statement setting forth the amount and basis of determination of the prepayment premium, if any, due in connection with a prepayment of the Principal Balance in accordance with the provisions of this Paragraph, it being agreed that (a) the calculation of such prepayment premium shall be made in good faith and may be based on any current U.S. Government Treasury Obligations selected by the Lender, in its sole and absolute discretion, (b) the Lender shall not be obligated or required to have actually reinvested the prepaid portion of the Principal Balance in any such U.S. Government Treasury Obligations as a condition precedent to the Borrower being obligated to pay a prepayment premium calculated in accordance with the provisions of this Paragraph, and (c) the Borrower shall not have the right to question the correctness of any such statement or the method of calculation set forth therein in the absence of manifest error. The Borrower shall, upon receipt of such statement and contemporaneously with any such prepayment of the Principal Balance, remit to the Lender the prepayment premium, if any, due in connection therewith, as calculated pursuant to the provisions of this Paragraph. The Lender shall not be obligated to accept any prepayment of the Principal Balance unless it is accompanied by the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this Paragraph. Any partial prepayment of the Principal Balance in accordance with the provisions of this Paragraph shall be in a minimum amount of at least $250,000.00. No partial payment of the Principal Balance shall be permitted in accordance with the provisions of this Paragraph if such a partial prepayment would reduce the principal balance below $500,000.00. The provisions of this Paragraph shall be applicable to any prepayment of the Principal Balance in whole or in part.

         (e) All sums which may or shall become due and payable by the Borrower in accordance with the foregoing provisions shall be, and shall under all circumstances be deemed to, constitute additional interest on, and shall constitute part of, the Obligations.

         Section 2.4 Set-Off. To secure the prompt payment to the Lender of the Obligations, the Borrower hereby gives to the Lender a lien and security interest upon and in any property, credits, securities or monies which may at any time be delivered to, or be in the possession of, or owned by the Lender in any capacity whatever including the balance of any deposit account maintained by the Borrower with the Lender. The Borrower hereby authorizes the Lender in case of an Event of Default, at the Lender's option and at any time and from time to time, to apply, at the discretion of the Lender, to the payment of the Obligations any and all such property, credits, securities or monies now or hereafter in the possession or control of the Lender belonging or owed to the Borrower irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although all or a portion of the Obligations may be unmatured. The rights of the Lender under this Section 2.4 are in addition to other rights and remedies (including, without limitation, other rights of set-of), which the Lender may have.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         This Agreement shall become effective upon the satisfaction of the following conditions precedent set forth in Sections 3.1, 3.2, 3.3, and 3.4:

         Section 3.1 Execution and Delivery of Agreement. This Agreement or counterparts thereof shall have been duly executed by, and delivered to, the Borrower and the Lender.

         Section 3.2 Documents and Other Agreements. The Lender shall have received all of the following, each in form and substance satisfactory to the
Lender:

                  A. the Revolving Credit Note payable to the Lender as required by Section 2.1(b);

                  B. the Line of Credit Note payable to the Lender as required by Section 2.2(b); and

                  C. a Certificate of the Secretary of the Borrower that sets forth the true and correct copies of the Articles of Incorporation and Bylaws of the Borrower and all amendments thereto (if different than those provided to the Lender pursuant to the Amended Credit Agreement), true and correct copies of the resolutions of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance of the Loan Documents and the Other Agreements and the names of the officer or officers of the Borrower authorized to sign the Loan Documents and the Other Agreements (if different than individuals identified to the Lender at the time of the Borrower's execution of this Agreement), together with a sample of the true signature of each such officer.

         Section 3.3 Absence of Material Adverse Change. No material and adverse change in the business, operations or condition, financial or otherwise, of the Borrower shall have occurred or be continuing.

         Section 3.4 Conditions to Each Loan Advance. It shall be a further condition to the funding of the initial advance of each of the Loans and each subsequent advance thereafter that the following statements shall be true on the date of each such funding or advance:

         (a) all of the representations and warranties of the Borrower contained in any of the Loan Documents shall be correct in all material respects as to the Borrower and as of the date of each such advance as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement.

         (b) no event shall have occurred and be continuing, or would result from the funding of such advance, which constitutes or would constitute a Default or an Event of Default.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement, the Borrower makes the following representations and warranties to the Lender:

         Section 4.1 Corporate Existence; Compliance with Law. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore, and proposed to be conducted; and (iv) is in compliance with its articles of incorporation and by-laws.

         Section 4.2 Corporate Power Authorization; Enforceable Obligations. The execution, delivery and performance by the Borrower of the Loan Documents and the Other Agreements: (i) are within the Borrower's corporate power; (ii) have been and will be duly authorized by all necessary or proper corporate action;
(iii) are not in contravention of any provision of the Borrower's articles of incorporation or bylaws; (iv) will not violate any law, regulation or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, an indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect); and (vi) do not require the consent or approval of any Governmental Person or any other Person. Each of the Loan Documents to be delivered for the benefit of or on behalf of the Borrower constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

         Section 4.3 Financial Statements. To the best knowledge of the Borrower and except as disclosed on Schedule 4.3, the Borrower does not have any known liabilities or obligations (whether absolute, accrued, contingent or otherwise), the existence of which would have a Material Adverse Effect on the business, results of operations or financial condition of the Borrower, except (i) liabilities, obligations, or contingencies which are accrued or reserved against in the Financial Statement and (ii) normally recurring liabilities incurred after the date of the Financial Statement in the ordinary course of business and consistent with past practice.

         Section 4.4 Other Ventures. Except as disclosed on Schedule 4.4, the Borrower is not engaged in any joint venture or partnership with any other Person.

         Section 4.5 Taxes. All Federal, state and local tax returns, reports and statements required to be filed by the Borrower (other than immaterial state and local filings) have been filed with the appropriate governmental agencies and all Charges and other impositions shown thereon to be due and payable have been paid. The Borrower has paid when due and payable all requisite Charges, except such Charges being contested pursuant to Section 6.2(b) hereof.

         Section 4.6 No Litigation. Except as set forth on Schedule 4.6 hereto, no action, suit or arbitration is now pending or, to the actual knowledge of the Borrower, threatened against the Borrower at law, in equity or otherwise which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         Section 4.7 Employment and Labor Agreements. Except as set forth on
Schedule 4.7, there are no employment agreements covering management of the Borrower, and there are no collective bargaining agreements or other labor agreements covering any employees of the Borrower. A true and complete copy of each such agreement will be furnished to the Lender upon its request.

         Section 4.8 Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Financial Statement or any written statement furnished by or on behalf of the Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made.

         Section 4.9 Environmental Matters. To the best knowledge of the Borrower and except as disclosed on Schedule 4.9, the Borrower is in compliance with all Environmental Laws to the extent that any non-compliance with such laws would not have a Material Adverse Effect on the Borrower's business.


                                    ARTICLE V
                      FINANCIAL STATEMENTS AND INFORMATION

         Section 5.1 Reports and Notices. The Borrower covenants and agrees that from the date hereof and until the Obligations are paid in full, it shall deliver to the Lender:

         (a) Within forty-five (45) days after the end of each fiscal quarter, copies of its unaudited balance sheets as of the end of such quarter and the related statements of income for that portion of the Fiscal Year ending as of the end of such quarter, prepared in accordance with GAAP (subject to normal year end adjustments) setting forth in comparative form in each case the projected figures for such period and accompanied by the certification of the chief executive officers or chief financial officers of the Borrower that all such financial statements present fairly in accordance with GAAP (subject to normal year end adjustments) the financial position and results of operations of the Borrower as at the end of such quarter and for the period then ended and that there was no Default or Event of Default in existence as of such time or, if there was any Default or Event of Default in existence as of such time, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same.

         (b) Within 120 days after the close of each Fiscal Year, a copy of its annual audited financial statements consisting of balance sheets and statements of income and retained earnings and statements of cash flows, setting forth in comparative form in each case the figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the financial statements) without qualification as to its scope of audit or the financial condition of the Borrower as a going concern by a firm of independent certified public accountants selected by the Borrower and acceptable to the Lender and accompanied by (i) a statement in reasonable detail showing the calculations used in determining the financial covenants under Sections 6.3 hereof, and (ii) a certification of the chief executive officers or chief financial officers of the Borrower that all such financial statements present fairly in accordance with GAAP the financial position and results of operations and the statements of cash flows of the Borrower as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if there was any Default or Event of Default in existence as of such time, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same.

         (c) As soon as practicable, but in any event within 2 Business Days after any officer of the Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which could reasonably be expected to have a Material Adverse Effect, telephonic or telecopier notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within 5 days.

         (d) If requested by the Lender, copies of all Federal, state and local tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the Borrower.

         (e) Such other information respecting the Borrower's business, financial condition or prospects as the Lender may, from time to time, reasonably request.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that until the Obligations are paid in full:

         Section 6.1 Maintenance of Existence and Conduct of Business. The Borrower shall (i) do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises;
(ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (iii) at all times maintain, preserve and protect its property in use or useful in the conduct of its business and keep the same in good operating condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly conducted at all times.

         Section 6.2 Payment of Obligations.

         (a) Subject to Paragraph (b) of this Section 6.2, the Borrower shall
(i) pay and discharge, or cause to be paid and discharged, all its Indebtedness as and when due and payable, and (ii) pay and discharge, or cause to be paid and discharged, promptly all (A) Charges imposed upon it, its income and profits or any of its property, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

         (b) The Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges, Liens or claims arising under Section 6.2(a)(ii); provided that the Borrower gives the Lender advance written notice of its intention to contest the validity or amount of any such Charge, Lien or claim and that at the time of commencement of any such action or proceeding and during the pendency thereof (i) no Default or Event of Default shall have occurred; (ii) adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (iv) no Lien shall exist for such Charges or claims during an action or proceeding; (v) the Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Lender evidence acceptable to the Lender of such compliance, payment or discharge if such contest is terminated or discontinued adversely to the Borrower; and (vi) the Lender has not advised the Borrower in writing that the Lender reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect.

         Section 6.3 Financial Covenants.

         (a) EBITDA/Fix Charges shall be equal to at least 1.15 to 1.0, determined as of the end of each Fiscal Year.

         (b) The ratio of total liabilities to Tangible Net Worth shall not be greater than 2.0 to 1.0 as of the end of each Fiscal Year.

         Section 6.4 Books and Records. The Borrower shall keep adequate records and books of account with respect to its business activities in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP.

         Section 6.5 Litigation. The Borrower shall notify the Lender in writing promptly of any suit or administrative proceeding that could reasonably be expected to involve an amount in excess of $100,000 in any one instance or in excess of $500,000 in the aggregate or could reasonably be expected to have a Material Adverse Effect.

         Section 6.6 Insurance. The Borrower shall, at its sole cost and expense, maintain "all risk" physical damage insurance on all personal property, by insuring against all hazards and risks ordinarily insured against owners or users of such properties in similar businesses.

         The Borrower shall, at its sole cost and expense, maintain comprehensive general liability insurance on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $3,000,000 in the aggregate. Such coverage shall include, but not be limited to, all risks customarily insured against by owners engaged in similar businesses.

         The Borrower shall, at its sole cost and expense, maintain workers' compensation insurance to the extent required by law.

         All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by the Lender, and all such policies shall be in such amounts as may from time to time be satisfactory to the Lender. The Lender reserves the right at any time, upon review of the Borrower's risk profile, to require additional forms and limits of insurance to, in the Lender's reasonable discretion, adequately protect the Collateral. Schedule 6.6 hereto lists all insurance maintained by the Borrower.

         Section 6.7 Compliance with Law and Agreements. The Borrower shall comply with all federal, state and local laws and regulations applicable to it.

         The Borrower shall perform within any required time period (after giving effect to applicable grace periods) all of its obligations and enforce all of its rights under each agreement to which it is a party. The Borrower shall not modify in any manner adverse to it any provision of any agreement to which it is a party which termination or modification could reasonably be expected to have a Material Adverse Effect.

         Section 6.8 Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by the Borrower to the Lender pursuant to this Agreement) so long as there are Obligations outstanding hereunder, the Borrower will, as promptly as is reasonable under the circumstances after any officer of the Borrower has knowledge with respect thereto, and at least semi-annually, supplement or amend and deliver to the Lender each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees that until the Obligations are paid in full:

         Section 7.1 Mergers, etc. As long as the Borrower is in compliance with Section 6.3 hereof, the Borrower may merge or consolidate with or into, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any other entity; provided, however; that following such action, the Borrower or its successor is also in compliance with Section 6.3 hereof and provided, further, that the Borrower shall give notice to the Lender of its intentions to act as permitted in this Section at least ten (10) business days prior to the closing date of any such transaction.

         Section 7.2 Transactions with Affiliates. The Borrower shall not enter into or be a party to any transaction with any Affiliate of the Borrower except as otherwise provided herein or in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms that are no less favorable to the Borrower than what the Borrower would obtain in a comparable arm's-length transaction with a person or entity that is not an Affiliate.

         Section 7.3 Guaranteed Indebtedness. The Borrower shall not incur any Guaranteed Indebtedness except (i) by endorsement of instruments of items of payment for deposit to the general account of the Borrower, and (ii) for Guaranteed Indebtedness incurred for the benefit of the Borrower if the primary obligation is permitted by this Agreement.

         Section 7.4 Loans and Investments. The Borrower will not at any time make or suffer to remain outstanding any loan or advances to any person or entity, or become or remain liable to such person or entity, except:

         (a) loans and investments existing on the date hereof and listed in
Schedule 7.4 (including any extensions or renewals thereof);

         (b) trade credit extended, and loans and advances extended to suppliers, under usual and customary terms in the ordinary course of business;

         (c) demand deposits, time deposits or certificates of deposit in United States commercial banks and maturing not in excess of one year from the date of acquisition; and

         (d) obligations backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, commercial paper maturing, not in excess of one year from the date of acquisition and rated P-1 by Moody's Investor

Services, Inc. or A-1 by Standard and Poor's Corporation on the date of acquisition, and preferred stock or indebtedness which is (i) traded in a national securities exchange and (ii) rated A or better by Moody's Investors Service, Inc. or Standard Poor's Corporation on the date of acquisition.

         Section 7.5 Saleleaseback Transaction. Except for (i) sales or transfers by the Borrower in the ordinary course of business, and (ii) sales or transfers, the net proceeds of which are (A) applied to the repayment of the Notes and (B) reinvested in a comparable line of business to be owned and operated by the Borrower, the Borrower shall not abandon, sell, lease or otherwise dispose of any part of its respective assets or directly or indirectly enter into an agreement or arrangement whereby the Borrower shall sell or transfer any part of its assets and thereafter rent or lease such property.


                                  ARTICLE VIII
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         Section 8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) The Borrower shall fail to make any payment of principal of, or interest on, or any other amount owing in respect of any of the Obligations when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of ten (10) days after the Borrower has received notice of such failure from the Lender.

         (b) The Borrower shall fail or neglect (i) to deliver the Term Note as required by Paragraph 2.1(e), or (ii) to perform, keep or observe any of the provisions of Section 7.3 (the "Financial Covenants") or Article VIII of this Agreement.

         (c) The Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents and the same shall remain unremedied for a period ending on the first to occur of 20 days after the Borrower shall receive written notice of any such failure from the Lender or 30 days after the Borrower shall become aware thereof; provided, however, that if such failure cannot be remedied during such 20 or 30 day period despite all reasonable efforts of the Borrower, then such 20 or 30 day period, as the case may be, shall be extended by an additional 30 days or such longer period of time (but not more than 60 days without the consent of the Lender, which shall not be unreasonably withheld) as is necessary to cure such failure as long as the Borrower is proceeding diligently to cure such failure and the delay could not reasonably be expected to have a Material Adverse Effect.

         (d) A default shall occur under any other agreement, document or instrument to which the Borrower is a party or by which the Borrower or the Borrower's property is bound and such default is not cured within any applicable grace period or waived in writing, or being contested pursuant to the provisions of Section 6.2 and such default either (i) involves the failure to make any payment when due of an amount in excess of $100,000 (whether of principal, interest or otherwise and whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $100,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

         (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto shall be untrue or incorrect in any material respect as to the Borrower as of the date when made or deemed made.

         (f) Any of the assets of the Borrower shall be attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Borrower and shall remain unstayed or undismissed for 45 consecutive days; or any person or entity shall apply for the appointment of a receiver, trustee or custodian for any of the assets of the Borrower and such application shall remain unstayed or undismissed for 45 consecutive days.

         (g) A case or proceeding shall have been commenced against the Borrower in a court having competent jurisdiction seeking relief (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Borrower or of any substantial part of their respective properties, or (iii) ordering the winding-up of liquidation of the affairs of the Borrower, and such case or proceeding shall remain undismissed or unstayed for 45 consecutive days or such court shall enter an order granting the relief sought in such proceeding.

         (h) The Borrower shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Borrower or of any substantial part of their respective properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

         (i) Final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Borrower and the same shall not (i) be fully covered by insurance in accordance with Section 6.6 hereof, or (ii) within thirty days after the entry thereof, have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five days after the expiration of any such stay.

         Section 8.2 Remedies. If any Event of Default shall have occurred and be continuing, the Lender may without notice (i) terminate the Revolving Credit Loan Commitment with respect to further Revolving Credit Advances, whereupon no Revolving Credit Advances may be made hereunder, and/or (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest of further notice of any kind; provided, however, that upon the occurrence of an Event of Default specified in Section 8.1(h) or (i) hereof, the Obligations shall become due and payable without declaration, notice or demand by the Lender.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Complete Agreement; Modification of Agreement; Sale of Interest. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by the Borrower and the Lender. The Borrower hereby consents to the Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein. In the event the Lender assigns or otherwise transfers all or any part of the Revolving Credit Note and/or the Line of Credit Note, the Lender shall so notify the Borrower, and the Borrower shall, upon the request of the Lender, issue a new Revolving Credit Note or a new Line of Credit Note in exchange for the old Revolving Credit Note or the old Line of Credit Note, as the case may be.

         Section 9.2 Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Lender in connection with the negotiation, preparation and execution of the Loan Documents (including the reasonable fees and expenses of all of its counsel retained in connection with the Loan Documents and the transactions contemplated thereby). If, at any time, regardless of the existence of any Event of Default, the Lender shall employ counsel for advice or other representation in connection with or shall incur reasonable legal or other costs and expenses in connection with:

            (i) any amendment, modification, termination, waiver, or consent with respect to, any of the Loan Documents.

            (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Lender, the Borrower, or any other person or entity) in any way relating to any of the Loan Documents or any other agreements to be executed or delivered in connection herewith in which the Lender is the prevailing party; or

            (iii) any enforcement of any rights of the Lender against the Borrower or any other person or entity that may be obligated to the Lender by virtue of any of the Loan Documents;

then, the reasonable attorneys' fees arising from such services, and all reasonable expenses incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 9.2 shall be payable, on demand, by the Borrower to the Lender and shall be additional Obligations secured under this Agreement and the other Loan Documents.

         Section 9.3 No Waiver by the Lender. The Lender's failure, at any time or times, to require strict performance by the Borrower of any provisions of this Agreement and any of the other Loan Documents shall not waiver, affect or diminish any right to the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of an Event of Default by the Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by the Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by the Borrower under this Agreement and no defaults by the Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is by an instrument in writing signed by an officer of the Lender and directed to the Borrower specifying such suspension or waiver.

         Section 9.4 Remedies. The Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Lender may have under any other agreement, by operation of law or otherwise.

         Section 9.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 9.6 Parties. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the respective successors of the Borrower and the Lender and the assigns, transferees and endorsees of the Lender.

         Section 9.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         Section 9.8 Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

         Section 9.9 Notices. (a) All communications required to be sent to the Lender shall be sent to the following address by hand delivery, courier, telecopier or by the United States Mail first class postage prepaid:

                           Mr. Philip H. Johnson
                           Senior Vice President
                           Mid-State Bank and Trust Company
                           P.O. Box 4
                           1330 South Atherton Street
                           State College, PA 16804-0004
                           Telephone:  (814) 234-5168
                           Telecopier: (814) 234-5780

Such communication shall be effective 5 days after mailing or when received, whichever is earlier.

         (b) All communications required to be sent to the Borrower shall be sent to the following address, by hand delivery, courier, telecopier or by the United States Mail first class postage prepaid:

                           Geoffrey F. Feidelberg
                           Chief Operating Officer

                           AquaPenn Spring Water Company, Inc.
                           P.O. Box 938
                           One AquaPenn Drive
                           Milesburg, Pennsylvania 16853
                           Telephone:  (814) 355-5556
                           Telecopier: (814) 353-9180

Such communication shall be effective 5 days after mailing or when received, whichever is earlier.

         Section 9.10 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         Section 9.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                             MID-STATE BANK AND TRUST COMPANY


                                             By: /s/ Philip H. Johnson
                                                --------------------------------
                                                Philip H. Johnson
                                                Senior Vice President



ATTEST:                                      AQUAPENN SPRING WATER COMPANY, INC.


By: /s/ Dennis B. Nisewonger                  By: /s/ Geoffrey F. Feidelberg
   -------------------------                      ------------------------------

Name: Dennis B. Nisewonger                   Name: Geoffrey F. Feidelberg
     -----------------------                      ------------------------------

Title: Assistant Secretary                   Title: COO/CFO
      ----------------------                       -----------------------------

                                    Schedules


Schedule 4.3   Financial Statements

Schedule 4.6   Litigation

Schedule 4.7   Employment and Labor Agreement

Schedule 4.9   Environmental Matters

Schedule 6.6   Insurance

Schedule 7.2   Liens

Schedule 7.4   Loans and Investments

                              REVOLVING CREDIT NOTE


$10,000,000                                                Altoona, Pennsylvania
                                                                 August 29, 1997

         FOR VALUE RECEIVED, the undersigned, The AquaPenn Spring Water Company, Inc. (the "Maker"), a Pennsylvania corporation having its principal office at P.O. Box 938, One AquaPenn Drive, Milesburg, Pennsylvania 16853, promises to pay to the order of Mid-State Bank and Trust Company (the Lender") in immediately available funds at the principal office of the Lender at Mid-State Bank and Trust Company, 1130 Twelfth Avenue, Box 2007, Altoona, Pennsylvania 16601, or at such other location as the holder hereof may designate from time to time, the lesser of (i) the principal sum of Ten Million ($10,000,000) Dollars, or (ii) the aggregate unpaid principal amount of all loans made by the Lender to the Maker pursuant to Section 2.1 of the credit agreement (the "Credit Agreement") dated of even date herewith between the Lender and the Maker on February 28, 1999, together with interest from the date hereof on the unpaid balance of the principal hereof calculated as provided in Section 2.3 of the Credit Agreement.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which the Lender is not open for business, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest in connection with such payment. The Lender hereby acknowledges that all payments due under this Note shall, to the extent funds are available, be automatically deducted on the payment due date (or if that date is not a date on which the Lender is open for business, on the Lender's next business day) from an account designated in writing by the Maker for that purpose.

         This Note is one of the Notes referred to in and issued pursuant to the Credit Agreement. This Credit Agreement contains provisions, among other things, for the acceleration of the stated maturity of this Note upon the happening of certain stated events recited therein and also for prepayments on account of the principal hereof prior to maturity as provided therein.

         The Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         This Note shall bind the Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Maker" and the "Lender" shall be deemed to apply to the Maker and the Lender, respectively, and their respective successors and assigns.

         THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE

MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER, THE MAKER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF THE MAKER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY TO HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES, THE COMMONWEALTH OF PENNSYLVANIA AND THE STATE OF FLORIDA, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE RULES OF THE PENNSYLVANIA RULES OF CIVIL PROCEDURE PERTAINING TO CONFESSED JUDGMENTS, AS FROM TIME TO TIME IN EFFECT.

         IF FOR ANY REASON AFTER ANY SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED OR IF ANY JUDGMENT ENTERED PURSUANT TO THE WARRANT IS OPENED OR STRICKEN, THE LENDER SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE PROVIDED TO COLLECT ALL SUMS DUE.

         IF THE MAKER WISHES TO CHALLENGE ANY JUDGMENT CONFESSED PURSUANT TO THIS SECTION, IT SHALL DO SO ONLY BY FILING A PETITION TO OPEN THE JUDGMENT PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE RULE 2959, AS IN EFFECT FROM TIME TO TIME ("RULE 2959") AND SHALL NOT OTHERWISE INTERFERE (BY FILING ANY CIVIL ACTION BILL IN EQUITY, OR OTHERWISE) WITH THE OPERATION OF THIS JUDGMENT GRANTED PURSUANT TO THIS SECTION. MAKER EXPRESSLY ACKNOWLEDGES THAT THE PROCEDURE AVAILABLE TO IT THROUGH RULE 2959 WILL PROVIDE IT WITH A FULL AND FAIR OPPORTUNITY TO BE HEARD AS TO ANY REASON WHY JUDGMENT SHOULD NOT BE ENTERED AGAINST IT.

         UPON AN EVENT OF DEFAULT (AS THAT TERM IS DEFINED IN THE CREDIT AGREEMENT), THE MAKER DOES HEREBY EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR THE MAKER AND, WITH OR WITHOUT ONE OR MORE COMPLAINTS FILED, CONFESS JUDGMENT OR JUDGMENTS AGAINST THE MAKER IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, IN FAVOR OF THE LENDER, ITS SUCCESSORS AND ASSIGNS, FOR THE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ALL INTEREST ACCRUED HEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF 10% FOR COLLECTION OF SUCH SUMS, AND THE MAKER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS AND WAIVES STAY OF EXECUTION AND STAY, CONTINUANCE OR

ADJOURNMENT OF SALE ON EXECUTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE MAKER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS THE LENDER OR ITS SUCCESSORS AND ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE.

         THE MAKER ACKNOWLEDGES THAT IT UNDERSTANDS THE MEANING AND EFFECT OF THE CONFESSION CONTAINED IN THE FOREGOING PARAGRAPHS, SPECIFICALLY, THE MAKER UNDERSTANDS, AMONG OTHER THINGS, THAT (1) IT IS RELINQUISHING THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON THE LENDER PRIOR TO THE ENTRY OF JUDGMENT, (2) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON ITS PROPERTY, (3) IT WILL BEAR THE BURDEN AND EXPENSE OF ATTACKING THE JUDGMENT AND CHALLENGING EXECUTION ON THE LIEN AND SALE OF THE PROPERTY COVERED THEREBY, AND (4) ENOUGH OF ITS PROPERTY MAY BE TAKEN TO PAY THE PRINCIPAL AMOUNT, INTEREST, COSTS AND ATTORNEY'S FEES.

         WITNESS the due execution hereof on the date first above written with intention that this Note shall constitute a sealed instrument.

ATTEST:                                      AQUAPENN SPRING WATER COMPANY, INC.

By: /s/ Dennis B. Nisewonger                 By: /s/ Geoffrey F. Feidelberg
    ---------------------------------            ------------------------------

Name: Dennis B. Nisewonger                    Name: Geoffrey F. Feidelberg
      -------------------------------               ---------------------------

Title: Assistant Secretary                    Title: COO/CFO
       ------------------------------                --------------------------

                               LINE OF CREDIT NOTE

$6,000,000                                                 Altoona, Pennsylvania
                                                                 August 29, 1997

         FOR VALUE RECEIVED, the undersigned, The AquaPenn Spring Water Company, Inc. (the "Maker"), a Pennsylvania corporation having its principal office at P.O. Box 938, One AquaPenn Drive, Milesburg, Pennsylvania 16853, promises to pay to the order of Mid-State Bank and Trust Company (the "Lender") on demand in immediately available funds at the principal office of the Lender at Mid-State Bank and Trust Company, 1130 Twelfth Avenue, Box 2007, Altoona, Pennsylvania 16601, or at such other location as the holder hereof may designate from time to time, the lesser of (i) the principal sum of Six Million ($6,000,000) Dollars, or (ii) the aggregate unpaid principal amount of all line of credit loans made by the Lender to the Maker pursuant to Section 2.2 of the Credit Agreement (the "Credit Agreement") dated of even date herewith between the Lender and the Maker, together with interest calculated as provided in Section 2.3 of the Credit Agreement from the date hereof on the unpaid balance of the principal hereof.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which the Lender is not open for business, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest in connection with such payment. The Lender hereby acknowledges that all payments due under this Note shall, to the extent funds are available, be automatically deducted on the payment due date (or if that date is not a date on which the Lender is open for business, on the Lender's next business day) from an account designated in writing by the Maker for that purpose.

         This Note is the Note referred to in and issued pursuant to the Credit Agreement. This Note by its very nature is due and payable commencing on the date of its execution and delivery and without regard as to whether the Lender has made any request for payment or presentment.

         This Note shall bind the Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Maker" and the "Lender" shall be deemed to apply to the Maker and the Lender, respectively, and their respective successors and assigns.

         THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER, THE MAKER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE

SEPARATE COUNSEL OF THE MAKER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY TO HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES, THE COMMONWEALTH OF PENNSYLVANIA AND THE STATE OF FLORIDA, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE RULES OF THE PENNSYLVANIA RULES OF CIVIL PROCEDURE PERTAINING TO CONFESSED JUDGMENTS, AS FROM TIME TO TIME IN EFFECT.

         IF FOR ANY REASON AFTER ANY SUCH ACTIONS HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED OR IF ANY JUDGMENT ENTERED PURSUANT TO THE WARRANT IS OPENED OR STRICKEN, THE LENDER SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE PROVIDED TO COLLECT ALL SUMS DUE.

         IF THE MAKER WISHES TO CHALLENGE ANY JUDGMENT CONFESSED PURSUANT TO THIS SECTION, IT SHALL DO SO ONLY BY FILING A PETITION TO OPEN THE JUDGMENT PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE RULE 2959, AS IN EFFECT FROM TIME TO TIME ("RULE 2959") AND SHALL NOT OTHERWISE INTERFERE (BY FILING ANY CIVIL ACTION BILL IN EQUITY, OR OTHERWISE) WITH THE OPERATION OF THIS JUDGMENT GRANTED PURSUANT TO THIS SECTION. MAKER EXPRESSLY ACKNOWLEDGES THAT THE PROCEDURE AVAILABLE TO IT THROUGH RULE 2959 WILL PROVIDE IT WITH A FULL AND FAIR OPPORTUNITY TO BE HEARD AS TO ANY REASON WHY JUDGMENT SHOULD NOT BE ENTERED AGAINST IT.

         UPON AN EVENT OF DEFAULT (AS THAT TERM IS DEFINED IN THE CREDIT AGREEMENT), THE MAKER DOES HEREBY EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR THE MAKER AND, WITH OR WITHOUT ONE OR MORE COMPLAINTS FILED, CONFESS JUDGMENT OR JUDGMENTS AGAINST THE MAKER IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, IN FAVOR OF THE LENDER, ITS SUCCESSORS AND ASSIGNS, FOR THE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ALL INTEREST ACCRUED HEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF 10% FOR COLLECTION OF SUCH SUMS, AND THE MAKER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS AND WAIVES STAY OF EXECUTION AND STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE MAKER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF AND MAY BE

EXERCISED FROM TIME TO TIME AND AS OFTEN AS THE LENDER OR ITS SUCCESSORS AND ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE.

         THE MAKER ACKNOWLEDGES THAT IT UNDERSTANDS THE MEANING AND EFFECT OF THE CONFESSION CONTAINED IN THE FOREGOING PARAGRAPHS, SPECIFICALLY, THE MAKER UNDERSTANDS, AMONG OTHER THINGS, THAT (1) IT IS RELINQUISHING THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON THE LENDER PRIOR TO THE ENTRY OF JUDGMENT, (2) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON ITS PROPERTY, (3) IT WILL BEAR THE BURDEN AND EXPENSE OF ATTACKING THE JUDGMENT AND CHALLENGING EXECUTION ON THE LIEN AND SALE OF THE PROPERTY COVERED THEREBY, AND (4) ENOUGH OF ITS PROPERTY MAY BE TAKEN TO PAY THE PRINCIPAL AMOUNT, INTEREST, COSTS AND ATTORNEY'S FEES.

         WITNESS the due execution hereof on the date first above written with intention that this Note shall constitute a sealed instrument.

ATTEST:                                      AQUAPENN SPRING WATER COMPANY, INC.

By: /s/ Dennis B Nisewonger                  By: /s/ Geoffrey F. Feidelberg
    -----------------------------                ------------------------------

Name: Dennis B. Nisewonger                   Name: Geoffrey F. Feidelberg
      ---------------------------                  ----------------------------

Title: Assistant Secretary                   Title: COO/CFO
       --------------------------                   ---------------------------